Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit 99.1 is attached is filed on behalf of each of them in the capacities set forth below.

                                   STAR POINT ENTERPRISES, INC.


                                   By:  /s/ Laurence H. Anton
                                            Laurence H. Anton, President


                                   /s/ Laurence H. Anton
                                       LAURENCE H. ANTON


                                   SHIRLEY ANTON TEN-YEAR GRIT TRUST


                                   By:  /s/ Laurence H. Anton
                                            Laurence H. Anton, Trustee



                                   /s/ Shirley G. Anton
                                       SHIRLEY G. ANTON




                                   /s/ Charles Anton
                                       CHARLES ANTON